EX-99.906CERT

CERTIFICATION

Steven Scruggs, President, and Benton Bragg, Treasurer of Bragg Capital Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2003 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Treasurer

Bragg Capital Trust

Bragg Capital Trust

/s/Steven Scruggs

/s/Benton Bragg

Steven Scruggs

Benton Bragg

Date: August 8, 2003

Date: August 8, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Bragg Capital Trust and will be retained by Bragg Capital Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.